Exhibit 99.1

Company Contact:	Investor Relations Contact:
Michael Anthofer	Moriah Shilton
Chief Financial Officer	Sr. Director, Investor Relations
408-321-6711	408-321-6713

TESSERA TECHNOLOGIES ANNOUNCES FOURTH QUARTER AND FULL YEAR

2010 RESULTS

San Jose, Calif., Jan. 27, 2011 – Tessera Technologies, Inc. (Nasdaq: TSRA) announced its results for the fourth quarter and full year ended Dec. 31, 2010.

“2010 was a record revenue year for Tessera, with total revenue of $301.4 million,” said Henry R. Nothhaft, Tessera’s chairman and chief executive officer. “We continued our innovation efforts during the year, spending $74.1 million in research and development and $20.1 million on patent acquisitions, resulting in an increase of 430 patents and patent applications worldwide or 24% over 2009. Cash, cash equivalents, and investments at Dec. 31, 2010 were $475.0 million, an increase of $71.4 million for the year.”

Revenue Highlights: Fourth Quarter 2010

•	Total revenues were $80.4 million.

•	Micro-electronics revenues were $71.2 million.

•	Imaging & Optics revenues were $9.2 million.

Fourth quarter 2010 total revenues of $80.4 million were up 42% compared to the fourth quarter of 2009. The company’s two business segments, Micro-electronics and Imaging & Optics, were up 47% and 16% respectively in the fourth quarter of 2010 as compared to the fourth quarter of 2009.

Fourth quarter 2010 Micro-electronics revenues of $71.2 million were comprised of $71.1 million in royalties and license fees and $70,000 in products and services. Fourth quarter 2010 Imaging & Optics revenues of $9.2 million were comprised of $5.2 million in royalties and license fees, and $4.0 million in products and services.

Generally accepted accounting principles (GAAP) net income for the fourth quarter of 2010 was $13.5 million, or $0.27 per diluted share, which included non-cash charges of $6.8 million for stock-based compensation, $4.0 million for amortization of acquired intangibles, and $3.5 million for the impairment of certain long-lived assets.

Non-GAAP net income for the fourth quarter of 2010 was $23.1 million or $0.44 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets, and related tax effects.

Revenue Highlights: Full Year Ended Dec. 31, 2010

•	Total revenues were $301.4 million.

•	Micro-electronics revenues were $264.1 million.

•	Imaging & Optics revenues were $37.3 million.

GAAP net income for 2010 was $57.3 million, or $1.14 per diluted share. Non-GAAP net income for the year was $91.2 million, or $1.77 per diluted share.

“We see significant opportunities for our Extended Depth of Field (EDOF), Zoom and Micro Electro Mechanical Systems (MEMS) Auto Focus Imaging & Optics solutions. In 2011, we are reorganizing our Imaging & Optics segment to focus on these leading edge technologies, while aligning our expenses accordingly,” concluded Nothhaft.

Imaging & Optics Reorganization

As part of Tessera’s reorganization of its Imaging & Optics segment, the company announced today a reduction of its Imaging & Optics employees that is anticipated to be up to 15% of the company’s worldwide employee base.

Tessera expects to incur severance and other related costs in conjunction with the planned workforce reduction in the range of $2.5 million to $3.0 million, which the company will recognize in the first quarter of 2011.

First Quarter 2011 Financial Guidance

First quarter 2011 total revenues are expected to range between $65 million and $68 million, compared to first quarter 2010 total revenues of $64.3 million.

First quarter 2011 Micro-electronics revenues are expected to range between $54 million and $56 million, all of which will be royalties. As a comparison, the first quarter of 2010 Micro-electronics royalties and license fees revenues were $55.8 million and included a $3.0 million payment for past royalties from United Test and Assembly Center Ltd under a litigation settlement.

The company’s first quarter 2011 guidance reflects the fact that five licensees or former licensees are either in breach or have not yet renewed their license agreements. Tessera is pursuing UTAC (Taiwan) Corporation and Amkor for breaches of their contracts. In its most recent royalty report, Amkor indicated there will not be any royalty bearing packages for the six months ending March 31, 2011, which impacts the company’s first quarter 2011 guidance and potentially guidance thereafter. Amkor’s actions will be the subject of further arbitration.

Tessera is also pursuing Sony (collective Sony Corporation and Sony Electronics, Inc.) and Renesas Electronics (the merged entity of NEC Electronics and Renesas Technology Corp.) for patent infringement. Tessera is pursuing these actions based on its long standing practice of to protecting its intellectual property and licensees in good standing. The timing of resolution of these litigation and arbitration matters is difficult to predict. In addition, Tessera is in active licensing negotiations with a fifth company.

Two major DRAM manufacturers have volume pricing adjustments in their licenses that may cause, only for these two DRAM manufacturers when unit shipment volumes are high, our aggregate annual DRAM royalty revenue to grow less rapidly than annual growth in overall unit shipments in the DRAM market.

First quarter 2011 Imaging & Optics revenues, in total, are expected to be approximately $11 million to $12 million. First quarter 2011 Imaging & Optics royalty and license fees revenues are expected to be approximately $6.5 million to $7.0 million. Imaging & Optics products and services revenues are expected to be approximately $4.5 million to $5.0 million. This compares to Imaging & Optics royalties and license fees revenues of $3.1 million and products and services revenues of $5.4 million in the first quarter of 2010, which totaled $8.5 million for this segment.

Non-GAAP operating expenses for the first quarter 2011 are projected to range between $35 million and $36 million, excluding litigation expenses and the aforementioned one-time charge related to the planned workforce reduction.

Prepared Remarks and Conference Call Information

Concurrent with the publication of its earnings press release, Tessera will post to its website, www.tessera.com, management’s prepared remarks regarding Tessera’s quarterly performance. These prepared remarks are being made available in order to provide the investment community with additional time to analyze Tessera’s results prior to the conference call. The fourth quarter and full year 2010 earnings conference call will include brief remarks from management, followed by a Q&A session.

Tessera will hold its fourth quarter 2010 earnings conference call at 2:00 P.M. Pacific (5:00 P.M. Eastern) today. To access the call in the U.S., please dial 866-531-1286, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 800-642-1687 and for international callers, dial 706-645-9291. Enter access code 36007442.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the company’s financial results whether for the full year of 2010 or otherwise, the impact of the reorganization of the company’s Imaging & Optics segment, the size of market opportunities, growth of the company’s served markets, industry and technology trends, use of the company’s technology in additional applications, impact of volume pricing adjustments in the company’s Micro-electronics segment and revenue growth in the company’s Imaging & Optics segment, future investment and development resources, the expansion of the company’s intellectual property portfolios, and the company’s IP protection efforts, including litigation. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to the company’s intellectual property or intellectual property litigations, or any invalidation or limitation of the company’s key patents; fluctuations in the company’s operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the company’s ability to protect its intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt the company’s technologies;

competing technologies; the future expiration of the company’s patents; the future expiration of the company’s license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with the company’s existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2009, and Form 10-Q for the quarter ended September 30, 2010 include more information about factors that could affect the company’s financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera’s website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

About Tessera

Tessera Technologies, Inc. invests in, licenses and delivers innovative miniaturization technologies for next-generation electronic devices. The company’s micro-electronics solutions enable smaller, higher-functionality devices through chip-scale, 3D and wafer-level packaging technology, as well as high-density substrate and silent air cooling technology. Tessera’s imaging and optics solutions provide low-cost, high-quality camera functionality in electronic products and include image sensor packaging, wafer-level optics and image enhancement technologies. The company also offers customized micro-optic lenses, from diffractive and refractive optical elements to integrated micro-optical subassemblies. Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure. The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification Topic 718 – Stock Compensation upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this report provide investors with important perspectives into the company’s ongoing business performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net income to Tessera’s reported GAAP net income.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

-Tables follow-

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenues:
Royalty and license fees	$76,373	$51,737	$279,623	$286,207
Past production payments	—	—	—	—
Product and service revenues	4,070	4,733	21,770	13,233

Total revenues	80,443	56,470	301,393	299,440

Operating expenses:
Cost of revenues	5,304	5,030	21,777	16,971
Research, development and other related costs	19,176	15,629	74,098	65,888
Selling, general and administrative	20,859	18,575	79,300	72,808
Litigation expense	6,199	5,902	21,892	26,131
Impairment of long-lived assets	3,505	—	3,505	—

Total operating expenses	55,043	45,136	200,572	181,798

Operating income	25,400	11,334	100,821	117,642
Other income and expense, net	925	1,071	2,604	5,519

Income before taxes	26,325	12,405	103,425	123,161
Provision for income taxes	12,817	6,048	46,079	53,365

Net income	$13,508	$6,357	$57,346	$69,796

Basic and diluted net income per share:

Net income per share - basic	$0.27	$0.13	$1.15	$1.43

Net income per share - diluted	$0.27	$0.13	$1.14	$1.42

Weighted average number of shares used in per share calculations - basic	50,405	49,536	50,070	48,826

Weighted average number of shares used in per share calculations - diluted	50,942	50,079	50,450	49,265

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2010	December 31, 2009*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$69,268	$107,873
Short-term investments	405,737	280,085
Accounts receivable, net	11,797	10,237
Inventories	1,852	1,571
Short-term deferred tax assets	7,126	6,240
Other current assets	9,900	6,255

Total current assets	505,680	412,261

Property and equipment, net	42,121	42,483
Intangible assets, net	89,956	77,753
Goodwill	49,653	45,150
Long-term deferred tax assets	21,877	19,299
Other assets	2,567	3,681
Long-term investments	—	15,691

Total assets	$711,854	$616,318

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,765	$2,354
Accrued legal fees	5,088	3,064
Accrued liabilities	21,161	21,633
Deferred revenue	5,754	5,334
Income tax payable	—	317

Total current liabilities	36,768	32,702

Deferred tax liabilities	4,627	6,684
Other long-term liabilities	5,876	4,747

Stockholders’ equity:
Common stock	51	50
Additional paid-in capital	437,027	402,330
Treasury stock	(10,505)	(10,505)
Accumulated other comprehensive income (loss)	299	(55)
Retained earnings	237,711	180,365

Total stockholders’ equity	664,583	572,185

Total liabilities and stockholders’ equity	$711,854	$616,318

*	Derived from audited financial statements

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
GAAP net income	$13,508	$6,357	$57,346	$69,796

Adjustments to GAAP net income:
Stock-based compensation - cost of revenues	147	216	579	666
Stock-based compensation - research, development and other related costs	2,727	2,500	10,937	10,989
Stock-based compensation - selling, general and administrative	3,950	4,770	16,479	16,268
Amortization of acquired intangibles - cost of revenues	1,706	1,705	6,825	6,820
Amortization of acquired intangibles - research, development & other related costs	760	646	2,885	2,667
Amortization of acquired intangibles - selling, general and administrative	1,534	959	4,985	2,632
Impairment of long-lived assets	3,505	—	3,505	—
Tax adjustments for non-GAAP items	(4,739)	(1,140)	(12,336)	(8,358)

Non-GAAP net income	$23,098	$16,013	$91,205	$101,480

Non-GAAP net income per common share - diluted	$0.44	$0.31	$1.77	$2.02

Weighted average number of shares used in per share calculations excluding the effects of FAS 123R - diluted	52,509	51,532	51,503	50,350

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED REVENUE DETAILS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenues:
Micro-electronics Segment
Royalty and license fees	$71,128	$48,476	$264,030	$269,675
Product and service revenues	70	—	70	48

Total Micro-electronics revenues	71,198	48,476	264,100	269,723

Imaging and Optics Segment
Royalty and license fees	5,245	3,261	15,593	16,532
Product and service revenues	4,000	4,733	21,700	13,185

Total Imaging and Optics revenues	9,245	7,994	37,293	29,717

Total revenues	$80,443	$56,470	$301,393	$299,440